EXHIBIT 99.1

[Kindred Logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS

Net Income from Continuing Operations - $24.6 Million or $0.57 per Diluted Share

Share Repurchase Programs Completed During the Quarter

$194 Million Expended to Repurchase 7.8 Million Shares

Outstanding Shares at Quarter End Approximated 40 million

LOUISVILLE, Ky. (July 31, 2006) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2006. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2006 increased 6% to $1.1 billion from $1.0 billion for the same period in 2005. Net income from continuing operations for the second quarter of 2006 totaled $24.6 million or $0.57 per diluted share compared to $51.4 million or $1.11 per diluted share in the second quarter of 2005.

Operating results for the second quarter of 2006 included certain items that, in the aggregate, did not impact net income. These items included pretax income of $4.3 million related to the favorable settlement of prior year hospital Medicare cost reports, a $3.3 million pretax charge in connection with the settlement of a prior year tax dispute and a pretax charge of $1 million for investment banking services and costs related to the rent reset issue with Ventas, Inc. (“Ventas”) (NYSE:VTR).

Operating results for the second quarter of 2005 included certain items that, in the aggregate, increased net income by approximately $31.1 million or $0.67 per diluted share. In June 2005, the Company realized a pretax gain of $54.6 million related primarily to the settlement of a prior year hospital Medicare cost report issue. The Company also recorded pretax charges of $14.8 million related to a special recognition payment to non-executive caregivers and employees and $5.0 million related to a charitable donation. Second quarter 2005 operating results also included pretax income of $15.8 million related to retroactive nursing center Medicaid rate increases in the state of Indiana.

As previously disclosed, the Company began to recognize compensation expense prospectively in its consolidated financial statements for non-vested stock options on January 1, 2006. The expensing of stock options reduced net income in the second quarter of 2006 by approximately $1.7 million or $0.04 per diluted share.

For the six months ended June 30, 2006, consolidated revenues increased 9% to $2.1 billion from $2.0 billion in the first half of 2005. Net income from continuing operations totaled $45.0 million or $1.07 per diluted share for the first six months of 2006 compared to $84.8 million or $1.87 per diluted share in the same period a year ago.

Consolidated operating results for the first half of 2006 included certain items that, in the aggregate, reduced net income by approximately $0.5 million or $0.01 per diluted share. Operating results for the first half of 2005 included certain items that, in the aggregate, increased net income by approximately $32.4 million or $0.72 per diluted share.

The expensing of stock options reduced net income in the first half of 2006 by approximately $3 million or $0.07 per diluted share.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer, remarked, “Kindred’s second quarter operating results reflect solid performance in each of our divisions. Excluding disclosed items, our diluted earnings per share for the quarter rose 30% to $0.57 from $0.44 in the second quarter a year ago. On an adjusted basis, each of our four operating divisions reported higher revenues and operating income compared to the second quarter last year.”

Commenting further on second quarter results, Mr. Diaz noted, “Our adjusted earnings growth was driven primarily by volume growth in each of our four operating divisions. Our hospital division again led the way during the second quarter, with revenues increasing 15%, resulting primarily from overall admissions growth of 9%. In addition, our non-government hospital admissions grew 28% in the second quarter of this year compared to the second quarter of 2005. We also reported solid growth in our nursing center business, with revenues increasing 14% resulting primarily from census growth from both Medicare and non-government sources. Overall occupancy in our nursing centers improved to 87.3% in the second quarter of this year from 85.3% in the second quarter of last year and 86.5% in the first quarter of 2006. KPS pharmacy results for the quarter reflected continued growth in our customer base and consistent execution in our transition to the Medicare Part D program. Second quarter KPS revenues rose 21% from the same period in 2005 as we added approximately 1,200 net new customer beds to our portfolio during the second quarter of this year. Peoplefirst Rehabilitation also reported a solid quarter as we continued to execute under the new Medicare RUGs system, expand our services and focus on our recruitment and retention programs.”

With respect to the recently completed Commonwealth acquisition, Mr. Diaz remarked, “We are focused on the operating results of the Commonwealth facilities that we acquired in the first quarter of this year. For the second quarter, these facilities added over $60 million in revenues and $6.6 million in operating income. Based upon the hard work of many of our people and the strength of our back-office capabilities, we completed the information systems conversions for all of the Commonwealth facilities in the second quarter. I am encouraged by the progress our people have already made in integrating these facilities into the Kindred network and look forward to continued execution success at the Commonwealth facilities over the balance of the year.”

Mr. Diaz also commented on the second half of 2006. “While the Company has performed well in the first half of the year, we face a more challenging Medicare reimbursement environment in our hospital business as a result of lower payments for shorter stay patients. These new payment rates apply to all hospital Medicare patients discharged after June 30. The adoption of these rates for our in-house patients at June 30, 2006 reduced our second quarter hospital operating income by approximately $4.7 million. Despite these challenges, we believe that our continued focus on our patients and employees will be the primary driver of future operational improvement.”

Common Share Repurchases

Warrant Expiration

As previously announced, the Company’s Series A warrants and Series B warrants expired on April 20, 2006. In connection with the exercise of these warrants, the Company issued approximately 10.1 million shares of common stock and received net proceeds of approximately $142.3 million. These proceeds were used to repurchase approximately 5.8 million shares of the Company’s common stock in the open market during the second quarter.

Completion of Board Authorized Repurchase Program

The Company also announced the repurchase of an additional two million shares of the Company’s common stock in the open market during the second quarter of 2006 at an aggregate cost of approximately $52 million, thereby completing a $100 million share repurchase program authorized by the Company’s Board of Directors in August 2005.

At June 30, 2006, the Company had approximately 40 million common shares outstanding.

Discontinued Operations

For the second quarter of 2006, the Company reported net income from discontinued operations totaling $5.4 million or $0.13 per diluted share compared to net income of $12.0 million or $0.26 per diluted share in the second quarter of 2005. Operating results for discontinued operations in both periods included favorable pretax adjustments resulting from a change in estimate for professional liability reserves related primarily to the Company’s Florida and Texas nursing centers that were divested in prior years. These pretax adjustments aggregated $9.9 million ($6.1 million net of income taxes or $0.14 per diluted share) in the second quarter of 2006 and $23.0 million ($14.1 million net of income taxes or $0.31 per diluted share) in the second quarter of 2005.

For the first six months of 2006, the Company reported net income from discontinued operations totaling $8.8 million or $0.21 per diluted share compared to net income of $15.5 million or $0.34 per diluted share in the first half of 2005. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $16.9 million ($10.4 million net of income taxes or $0.25 per diluted share) in the first six months of 2006 and $32.6 million ($20.0 million net of income taxes or $0.44 per diluted share) in the first half of 2005.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the risks and uncertainties arising from and related to the rent reset process, including the appraisal process, pursuant to the master leases; (c) the risks and uncertainties associated with the court action presently pending between the Company and Ventas related to the production of the Company’s third party appraisals prepared for the rent reset process; (d) the Company’s ability to meet its rental and debt service obligations; (e) adverse developments with respect to the Company’s results of operations or liquidity; (f) the Company’s ability to attract and retain key executives and other healthcare personnel; (g) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (h) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (i) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including the final Medicare payment rules issued on May 2, 2006, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (j) national and regional economic conditions, particularly their effect on the availability and cost of labor, materials and other services; (k) the Company’s ability to control costs, including labor and employee benefit costs; (l) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully dispose of unprofitable facilities; and (p) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues	$1,093,999	$1,035,865	$2,142,156	$1,966,338

Income from continuing operations	$24,616	$51,391	$45,038	$84,768
Discontinued operations, net of income taxes:
Income from operations	5,365	12,029	8,745	15,542
Gain (loss) on divestiture of operations	(308)	2,647	(151)	2,647

Net income	$29,673	$66,067	$53,632	$102,957

Earnings per common share:
Basic:
Income from continuing operations	$0.59	$1.37	$1.15	$2.30
Discontinued operations:
Income from operations	0.13	0.32	0.22	0.42
Gain (loss) on divestiture of operations	(0.01)	0.07	—	0.07

Net income	$0.71	$1.76	$1.37	$2.79

Diluted:
Income from continuing operations	$0.57	$1.11	$1.07	$1.87
Discontinued operations:
Income from operations	0.13	0.26	0.21	0.34
Gain (loss) on divestiture of operations	(0.01)	0.06	—	0.06

Net income	$0.69	$1.43	$1.28	$2.27

Shares used in computing earnings per common share:
Basic	41,695	37,495	39,150	36,907
Diluted	42,956	46,367	42,082	45,456

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues	$1,093,999	$1,035,865	$2,142,156	$1,966,338

Salaries, wages and benefits	592,762	535,605	1,165,654	1,044,285
Supplies	168,798	145,329	333,531	272,944
Rent	77,379	68,783	149,164	135,967
Other operating expenses	181,516	175,603	357,634	324,603
Depreciation and amortization	30,439	25,213	58,893	48,981
Interest expense	3,534	2,439	6,183	4,439
Investment income	(3,444)	(3,031)	(7,135)	(5,378)

	1,050,984	949,941	2,063,924	1,825,841

Income from continuing operations before reorganization items and income taxes	43,015	85,924	78,232	140,497
Reorganization items	—	—	—	(1,371)

Income from continuing operations before income taxes	43,015	85,924	78,232	141,868
Provision for income taxes	18,399	34,533	33,194	57,100

Income from continuing operations	24,616	51,391	45,038	84,768
Discontinued operations, net of income taxes:
Income from operations	5,365	12,029	8,745	15,542
Gain (loss) on divestiture of operations	(308)	2,647	(151)	2,647

Net income	$29,673	$66,067	$53,632	$102,957

Earnings per common share:
Basic:
Income from continuing operations	$0.59	$1.37	$1.15	$2.30
Discontinued operations:
Income from operations	0.13	0.32	0.22	0.42
Gain (loss) on divestiture of operations	(0.01)	0.07	—	0.07

Net income	$0.71	$1.76	$1.37	$2.79

Diluted:
Income from continuing operations	$0.57	$1.11	$1.07	$1.87
Discontinued operations:
Income from operations	0.13	0.26	0.21	0.34
Gain (loss) on divestiture of operations	(0.01)	0.06	—	0.06

Net income	$0.69	$1.43	$1.28	$2.27

Shares used in computing earnings per common share:
Basic	41,695	37,495	39,150	36,907
Diluted	42,956	46,367	42,082	45,456

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$15,035	$83,420
Cash – restricted	5,786	5,135
Insurance subsidiary investments	220,947	231,134
Accounts receivable less allowance for loss	586,872	479,605
Inventories	44,845	43,731
Deferred tax assets	64,572	61,078
Assets held for sale	3,215	12,056
Other	28,016	28,805

	969,288	944,964
Property and equipment	958,521	891,009
Accumulated depreciation	(425,330)	(369,393)

	533,191	521,616

Goodwill	102,218	69,879
Intangible assets less accumulated amortization	113,111	34,317
Insurance subsidiary investments	54,466	48,796
Deferred tax assets	82,801	73,750
Other	81,177	67,239

	$1,936,252	$1,760,561

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,408	$134,547
Salaries, wages and other compensation	250,223	244,851
Due to third party payors	19,686	26,642
Professional liability risks	66,762	70,090
Other accrued liabilities	77,247	79,704
Income taxes	75,694	58,572
Long-term debt due within one year	6,734	6,221

	624,754	620,627

Long-term debt	165,437	26,323
Professional liability risks	191,018	182,113
Deferred credits and other liabilities	72,521	60,962

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,965 shares – June 30, 2006 and 37,331 shares – December 31, 2005	9,991	9,333
Capital in excess of par value	705,723	673,358
Deferred compensation	—	(14,228)
Accumulated other comprehensive loss	(163)	(60)
Retained earnings	166,971	202,133

	882,522	870,536

	$1,936,252	$1,760,561

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$29,673	$66,067	$53,632	$102,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,439	25,586	58,893	49,700
Amortization of stock-based deferred compensation costs	5,269	2,084	9,963	3,996
Provision for doubtful accounts	10,172	4,487	18,889	9,474
Deferred income taxes	(14,937)	—	(14,937)	—
(Gain) loss on divestiture of discontinued operations	308	(2,647)	151	(2,647)
Reorganization items	—	—	—	(1,371)
Other	155	(1,012)	(1,449)	(1,198)
Change in operating assets and liabilities:
Accounts receivable	(32,156)	(106,228)	(125,834)	(165,360)
Inventories and other assets	8,965	4,840	(10,012)	(5,519)
Accounts payable	2,390	2,708	6,039	263
Income taxes	3,386	38,552	19,680	63,884
Due to third party payors	(3,273)	(5,300)	(6,956)	(15,879)
Other accrued liabilities	2,219	9,534	10,181	18,325

Net cash provided by operating activities	42,610	38,671	18,240	56,625

Cash flows from investing activities:
Purchase of property and equipment	(36,740)	(28,598)	(62,035)	(46,561)
Acquisition of healthcare facilities	(508)	(46,277)	(123,581)	(73,877)
Acquisition deposit	—	31,500	—	—
Sale of assets	—	10,049	10,305	11,104
Purchase of insurance subsidiary investments	(43,549)	(91,312)	(84,280)	(205,196)
Sale of insurance subsidiary investments	36,324	105,771	94,884	190,362
Net change in insurance subsidiary cash and cash equivalents	2,679	11,286	(5,473)	24,397
Net change in other investments	1,844	3,719	1,844	3,719
Other	668	2,606	2,960	2,507

Net cash used in investing activities	(39,282)	(1,256)	(165,376)	(93,545)

Cash flows from financing activities:
Net change in revolving credit borrowings	30,900	(25,200)	142,600	—
Repayment of long-term debt	(1,533)	(1,302)	(2,973)	(2,518)
Payment of deferred financing costs	(461)	(165)	(947)	(203)
Issuance of common stock	142,898	6,036	143,188	22,735
Repurchase of common stock	(194,310)	—	(194,310)	—
Other	10,201	1,014	(8,807)	(18,853)

Net cash provided by (used in) financing activities	(12,305)	(19,617)	78,751	1,161

Change in cash and cash equivalents	(8,977)	17,798	(68,385)	(35,759)
Cash and cash equivalents at beginning of period	24,012	15,571	83,420	69,128

Cash and cash equivalents at end of period	$15,035	$33,369	$15,035	$33,369

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$930,473	$1,035,865	$968,619	$989,042	$1,048,157	$1,093,999

Salaries, wages and benefits	508,680	535,605	531,322	537,129	572,892	592,762
Supplies	127,615	145,329	146,112	155,855	164,733	168,798
Rent	67,184	68,783	68,961	69,596	71,785	77,379
Other operating expenses	149,000	175,603	163,484	160,409	176,118	181,516
Depreciation and amortization	23,768	25,213	26,466	27,709	28,454	30,439
Interest expense	2,000	2,439	1,931	1,728	2,649	3,534
Investment income	(2,347)	(3,031)	(2,472)	(3,210)	(3,691)	(3,444)

	875,900	949,941	935,804	949,216	1,012,940	1,050,984

Income from continuing operations before reorganization items and income taxes	54,573	85,924	32,815	39,826	35,217	43,015
Reorganization items	(1,371)	—	—	(268)	—	—

Income from continuing operations before income taxes	55,944	85,924	32,815	40,094	35,217	43,015
Provision for income taxes	22,567	34,533	13,266	15,781	14,795	18,399

Income from continuing operations	33,377	51,391	19,549	24,313	20,422	24,616
Discontinued operations, net of income taxes:
Income (loss) from operations	3,513	12,029	(48)	2,166	3,380	5,365
Gain (loss) on divestiture of operations	—	2,647	(3,147)	(881)	157	(308)

Net income	$36,890	$66,067	$16,354	$25,598	$23,959	$29,673

Earnings per common share:
Basic:
Income from continuing operations	$0.92	$1.37	$0.51	$0.65	$0.56	$0.59
Discontinued operations:
Income (loss) from operations	0.10	0.32	—	0.06	0.09	0.13
Gain (loss) on divestiture of operations	—	0.07	(0.08)	(0.03)	—	(0.01)

Net income	$1.02	$1.76	$0.43	$0.68	$0.65	$0.71

Diluted:
Income from continuing operations	$0.75	$1.11	$0.43	$0.56	$0.50	$0.57
Discontinued operations:
Income (loss) from operations	0.08	0.26	—	0.05	0.08	0.13
Gain (loss) on divestiture of operations	—	0.06	(0.07)	(0.02)	—	(0.01)

Net income	$0.83	$1.43	$0.36	$0.59	$0.58	$0.69

Shares used in computing earnings per common share:
Basic	36,312	37,495	38,013	37,472	36,576	41,695
Diluted	44,410	46,367	46,033	43,736	41,091	42,956

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$393,040	$434,562	$389,776	$390,742	$430,814	$439,308
Health services division	443,144	484,581	461,272	470,501	479,572	515,028
Rehabilitation division	64,947	65,365	65,553	66,908	71,162	74,376
Pharmacy division	107,957	131,849	135,165	147,254	157,214	159,926

	1,009,088	1,116,357	1,051,766	1,075,405	1,138,762	1,188,638
Eliminations:
Rehabilitation	(48,497)	(49,139)	(50,932)	(51,619)	(55,164)	(58,155)
Pharmacy	(30,118)	(31,353)	(32,215)	(34,744)	(35,441)	(36,484)

	(78,615)	(80,492)	(83,147)	(86,363)	(90,605)	(94,639)

	$930,473	$1,035,865	$968,619	$989,042	$1,048,157	$1,093,999

Income from continuing operations:
Operating income (loss):
Hospital division	$101,801	$134,263	$90,728	$92,754	$104,064	$105,307	(a)
Health services division	53,680	65,447	49,928	55,035	48,563	66,978
Rehabilitation division	9,711	6,989	7,913	7,439	4,239	8,453
Pharmacy division	11,454	13,298	14,455	17,630	16,729	15,139
Corporate:
Overhead	(29,115)	(38,052)	(32,631)	(34,716)	(37,334)	(43,257	)(b)
Insurance subsidiary	(2,353)	(2,617)	(2,692)	(2,493)	(1,847)	(1,697)

	(31,468)	(40,669)	(35,323)	(37,209)	(39,181)	(44,954)

	145,178	179,328	127,701	135,649	134,414	150,923
Reorganization items	1,371	—	—	268	—	—

Operating income	146,549	179,328	127,701	135,917	134,414	150,923
Rent	(67,184)	(68,783)	(68,961)	(69,596)	(71,785)	(77,379)
Depreciation and amortization	(23,768)	(25,213)	(26,466)	(27,709)	(28,454)	(30,439)
Interest, net	347	592	541	1,482	1,042	(90)

Income from continuing operations before income taxes	55,944	85,924	32,815	40,094	35,217	43,015
Provision for income taxes	22,567	34,533	13,266	15,781	14,795	18,399

	$33,377	$51,391	$19,549	$24,313	$20,422	$24,616

(a)	Includes income of $4.3 million related to the favorable settlement of prior year hospital Medicare cost reports.
(b)	Includes a charge of $3.3 million in connection with the settlement of a prior year tax dispute and a charge of $1.0 million for investment banking services and costs related to the rent reset issue with Ventas.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second
Rent:
Hospital division	$24,717	$25,244	$25,366	$25,529	$26,619	$29,588
Health services division	40,674	41,429	41,473	41,555	42,939	45,506
Rehabilitation division	800	817	817	809	869	897
Pharmacy division	926	1,169	1,226	1,614	1,280	1,316
Corporate	67	124	79	89	78	72

	$67,184	$68,783	$68,961	$69,596	$71,785	$77,379

Depreciation and amortization:
Hospital division	$9,554	$9,836	$10,579	$10,979	$11,107	$11,658
Health services division	7,476	7,914	8,271	8,975	9,895	10,871
Rehabilitation division	54	56	57	64	80	115
Pharmacy division	926	1,521	1,525	1,779	1,797	1,857
Corporate	5,758	5,886	6,034	5,912	5,575	5,938

	$23,768	$25,213	$26,466	$27,709	$28,454	$30,439

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$8,235	$11,289	$11,634	$14,145	$15,365	$14,105
Health services division	6,957	10,986	14,488	17,915	5,225	11,151
Rehabilitation division	2	96	17	538	19	130
Pharmacy division	1,075	1,506	1,562	2,820	2,057	2,219
Corporate:
Information systems	1,462	4,171	5,580	9,191	2,514	8,958
Other	232	550	271	1,341	115	177

	$17,963	$28,598	$33,552	$45,950	$25,295	$36,740

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters				2006 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	73	73	73	74	80	80
Number of licensed beds	5,603	5,603	5,603	5,694	6,347	6,363

Revenue mix % (a):
Medicare	65	71	65	65	64	62
Medicaid	6	6	7	6	7	9
Private and other	29	23	28	29	29	29

Admissions:
Medicare	7,397	7,080	7,106	7,287	7,810	7,330
Medicaid	727	823	845	827	913	1,018
Private and other	1,564	1,528	1,495	1,503	1,919	1,957

	9,688	9,431	9,446	9,617	10,642	10,305

Admissions mix %:
Medicare	76	75	75	76	73	71
Medicaid	8	9	9	8	9	10
Private and other	16	16	16	16	18	19
Patient days:
Medicare	207,670	209,670	197,725	199,857	212,116	211,255
Medicaid	26,660	28,361	30,489	29,867	37,635	50,232
Private and other	61,052	55,622	53,535	57,633	66,399	70,880

	295,382	293,653	281,749	287,357	316,150	332,367

Average length of stay:
Medicare	28.1	29.6	27.8	27.4	27.2	28.8
Medicaid	36.7	34.5	36.1	36.1	41.2	49.3
Private and other	39.0	36.4	35.8	38.3	34.6	36.2
Weighted average	30.5	31.1	29.8	29.9	29.7	32.3

Revenues per admission (a):
Medicare	$34,750	$43,798	$35,871	$34,960	$35,247	$37,025
Medicaid	30,295	30,887	32,385	29,014	34,228	40,231
Private and other	72,872	64,824	71,913	74,516	64,766	64,874
Weighted average	40,570	46,078	41,264	40,630	40,483	42,631

Revenues per patient day (a):
Medicare	$1,238	$1,479	$1,289	$1,275	$1,298	$1,285
Medicaid	826	896	898	803	830	815
Private and other	1,867	1,781	2,008	1,943	1,872	1,791
Weighted average	1,331	1,480	1,383	1,360	1,363	1,322

Medicare case mix index (discharged patients only)	1.22	1.25	1.20	1.11	1.12	1.12

Average daily census	3,282	3,227	3,062	3,123	3,513	3,652
Occupancy %	61.2	59.9	56.9	58.5	65.3	63.3

(a)	Includes income of $2.9 million in the first quarter of 2005, $54.6 million in the second quarter of 2005, $5.9 million in the third quarter of 2005, $1.9 million in the fourth quarter of 2005, $1.9 million in the first quarter of 2006 and $4.3 million in the second quarter of 2006 related to certain Medicare reimbursement issues.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2005 Quarters					2006 Quarters
	First	Second		Third	Fourth	First	Second
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	236	237		237	237	248	248
Managed	7	5		5	5	5	5

	243	242		242	242	253	253

Number of licensed beds:
Owned or leased	30,161	30,266		30,264	30,264	31,818	31,828
Managed	803	605		605	605	605	605

	30,964	30,871		30,869	30,869	32,423	32,433

Revenue mix %:
Medicare	35	32		32	33	35	34
Medicaid	47	51	(a)	50	49	47	47
Private and other	18	17		18	18	18	19

Patient days (excludes managed facilities):
Medicare	394,310	396,230		378,714	381,430	407,214	426,618
Medicaid	1,564,779	1,568,306		1,601,714	1,591,713	1,574,699	1,645,022
Private and other	385,093	383,986		396,053	414,738	413,123	447,916

	2,344,182	2,348,522		2,376,481	2,387,881	2,395,036	2,519,556

Patient day mix %:
Medicare	17	17		16	16	17	17
Medicaid	67	67		67	67	66	65
Private and other	16	16		17	17	17	18

Revenues per patient day:
Medicare Part A	$347	$346		$349	$364	$374	$375
Total Medicare (including Part B)	388	389		395	404	410	409
Medicaid	134	159	(a)	144	144	142	147
Private and other	207	211		206	211	216	219
Weighted average	189	206		194	197	200	204

Average daily census	26,046	25,808		25,831	25,955	26,612	27,687
Occupancy %	86.0	85.3		85.3	85.8	86.5	87.3

Rehabilitation data:
Revenue mix %:
Company-operated	76	77		78	77	78	78
Non-affiliated	24	23		22	23	22	22

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,105	28,649		28,649	28,657	30,449	30,287
Non-affiliated	46,745	56,112		55,201	64,625	63,683	65,036

	75,850	84,761		83,850	93,282	94,132	95,323

(a)	Includes income of $31.8 million for periods prior to April 1, 2005 related to retroactive Medicaid rate increases in the state of Indiana. Related provider tax expense of $16.0 million under this program was recorded in other operating expenses.